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As filed with the Securities and Exchange Commission on September 25, 2000
                                                     Registration No. 333-04964C

--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   POST EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        BLUE RIDGE ENERGY FUND 1996/1997
             (Exact name of Registrant as specified in its charter)

                                    KENTUCKY
              (State jurisdiction of incorporation or organization)



                  1381                                   61-1310934
      (Primary Standard Industrial                    (I.R.S. Employer
      Classification Code Number)                    Identification No.)


                           632 Adams Street, Suite 700
                          Bowling Green, Kentucky 42101
   (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                               J. THOMAS COOK, JR.
           Senior Vice President - Finance and Chief Operating Officer
                             Blue Ridge Energy Fund
                           632 Adams Street, Suite 700
                          Bowling Green, Kentucky 42101
 (Name, address, including zip code, and telephone number, including area code, of agent for service)



If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 2 is being filed to deregister the remaining unsold units ("Units") of partnership interests of Blue Ridge Energy Fund 1996/1997 (the "Registrant") covered by the Registration Statement on Form SB-2, No. 333-04964C (the "Registration Statement"), declared effective on September 24, 1996 and amended effective November 12, 1997. The offering contemplated by the Registration Statement was terminated by the Registrant in the first quarter of 1998 after a total of 1,034 Units were sold. Accordingly, the Registrant hereby files this Post- Effective Amendment No. 2 to the Registration Statement to deregister a total of 8,966 Units, originally registered by the Registration Statement, which remain unsold as of the termination of the offering.

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bowling Green, Kentucky on this 25th day of September, 2000.




                                   BLUE RIDGE ENERGY FUND 1996/1997

                                       By: BLUE RIDGE GROUP, INC.
                                           Managing General Partner

                                   /s/ J. Thomas Cook, Jr.
                                   ---------------------------------------------
                                   J. Thomas Cook, Jr., Senior Vice President -
                                   Finance, and Chief Financial Officer



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In accordance with the requirements of the Securities Act, this Post-Effective
Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated below:

                   Name                                         Title                                   Date
------------------------------------------    ------------------------------------------    ----------------------------

/s/ Robert D. Durr                            Chairman of the Board,                        September 25,  2000
------------------------------------------    President and Chief Executive
Robert D. Burr                                Officer

/s/ J. Thomas Cook, Jr.                       Director, Senior Vice                         September 25, 2000
------------------------------------------    President - Finance and Chief
J. Thomas Cook, Jr.                           Financial Officer

/s/ Harry J. Peters                           Director                                      September 25, 2000
------------------------------------------
Harry J. Peters

/s/ Russell L. Vera                           Director                                      September 25, 2000
------------------------------------------
Russell L. Vera

/s/ Gregory B. Shea                           Director                                      September 25, 2000
------------------------------------------
Gregory B. Shea



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